UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: November 2, 2007

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

AMR Corporation is filing herewith a press release issued on November 2, 2007 by American Airlines, Inc. as Exhibit 99.1, which is included herein.  This press release was issued to report October traffic for American Airlines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  November 5, 2007

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

Exhibit 99.1

CONTACT:	Tim Wagner
Corporate Communications
Fort Worth, Texas
817-967-1577
corp.comm@aa.com

FOR RELEASE:  Friday, November 2, 2007

AMERICAN AIRLINES REPORTS OCTOBER TRAFFIC

FORT WORTH, Texas – American Airlines, the world’s largest airline and a member of the oneworld® Alliance, reported an October load factor of 80.6 percent – an increase of 3.0 points compared to the same period last year.  Traffic increased 3.6 percent year over year as capacity decreased 0.2 percent.
            Domestic traffic increased 2.8 percent year over year on 1.1 percent more capacity.  International traffic increased by 5.1 percent relative to last year on a capacity decrease of 2.5 percent.
            American boarded 8.2 million passengers in October.

About American Airlines
American Airlines is the world's largest airline.  American, American Eagle and the AmericanConnection® airlines serve 250 cities in over 40 countries with more than 4,000 daily flights.  The combined network fleet numbers more than 1,000 aircraft.  American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers.  American Airlines is a founding member of the oneworld® Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own.  Together, its members serve more than 700 destinations in over 140 countries and territories.  American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation.  AmericanAirlines, American Eagle, the AmericanConnection® airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)
Detailed traffic and capacity data are on the following page.

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

		October
		2007	2006	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM		11,526,471	11,124,314	3.6%
	D.O.T. DOMESTIC	7,520,845	7,314,785	2.8
	INTERNATIONAL	4,005,626	3,809,528	5.1
	ATLANTIC	1,784,800	1,655,907	7.8
	LATIN AMERICA	1,739,031	1,598,541	8.8
	PACIFIC	481,795	555,081	-13.2
AVAILABLE SEAT MILES (000)
SYSTEM		14,309,605	14,339,922	-0.2%
	D.O.T. DOMESTIC	9,250,992	9,152,984	1.1
	INTERNATIONAL	5,058,613	5,186,938	-2.5
	ATLANTIC	2,221,055	2,236,269	-0.7
	LATIN AMERICA	2,258,290	2,223,555	1.6
	PACIFIC	579,268	727,114	-20.3
LOAD FACTOR
SYSTEM		80.6%	77.6%	3.0	Pts
	D.O.T. DOMESTIC	81.3	79.9	1.4
	INTERNATIONAL	79.2	73.4	5.8
	ATLANTIC	80.4	74.0	6.4
	LATIN AMERICA	77.0	71.9	5.1
	PACIFIC	83.2	76.3	6.9
PASSENGERS BOARDED		8,180,270	7,852,672	4.2%

SYSTEM CARGO TON MILES (000)		187,812	200,143	-6.2%

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

		YEAR-TO-DATE October
		2007	2006	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM		116,040,747	117,333,301	-1.1%
	D.O.T. DOMESTIC	75,475,423	76,461,599	-1.3
	INTERNATIONAL	40,565,324	40,871,702	-0.7
	ATLANTIC	16,886,198	17,117,315	-1.4
	LATIN AMERICA	18,980,909	18,305,294	3.7
	PACIFIC	4,698,216	5,449,094	-13.8
AVAILABLE SEAT MILES (000)
SYSTEM		141,890,263	146,165,247	-2.9%
	D.O.T. DOMESTIC	90,628,824	93,397,924	-3.0
	INTERNATIONAL	51,261,440	52,767,323	-2.9
	ATLANTIC	21,085,421	21,323,586	-1.1
	LATIN AMERICA	24,547,218	24,418,655	0.5
	PACIFIC	5,628,801	7,025,083	-19.9
LOAD FACTOR
SYSTEM		81.8%	80.3%	1.5	Pts
	D.O.T. DOMESTIC	83.3	81.9	1.4
	INTERNATIONAL	79.1	77.5	1.6
	ATLANTIC	80.1	80.3	-0.2
	LATIN AMERICA	77.3	75.0	2.3
	PACIFIC	83.5	77.6	5.9
PASSENGERS BOARDED		82,256,338	82,378,905	-0.1%

SYSTEM CARGO TON MILES (000)		1,761,872	1,840,350	-4.3%